UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2020, we amended the export-credit backed loan facility incurred to finance Quantum of the Seas, in order to incorporate the benefits of a 12-month debt holiday initiative being offered by Euler Hermes Aktiengesellschaft (“Hermes”), the official export credit agency of Germany, to the cruise industry (the “Debt Holiday”). As we have previously disclosed, the intention of this initiative is to provide interim debt service and financial covenant relief during the current global health crisis to cruise-line borrowers with respect to their Hermes-guaranteed financings.

Under the terms of the amendment, the lenders have made available to us a new tranche of the loan (the “Deferred Tranche”), the proceeds of which will be used to repay any principal amortization payments due on the facility between April 1, 2020 and March 31, 2021 (the “Deferral Period”). The Deferred Tranche will be repayable in eight equal semi-annual installments between April 2021 and October 2024. Interest on the Deferred Tranche will accrue at the same floating rate that applies to the existing loan (LIBOR plus 1.30% per annum). Interest is payable during the Deferral Period.

The lenders have also agreed that, during the Deferral Period, a breach of the financial covenants will not trigger a mandatory prepayment under the facility.

In the event we take certain actions while the Deferred Tranche is outstanding, we will be required to prepay the outstanding balance of the Deferred Tranche. These actions include the payment of dividends, the repurchase of stock, and the issuance of debt or equity other than for liquidity. These restrictions are subject to customary carveouts such as, in the case of new debt, debt incurred to finance new ships.

Certain of the lenders participating in the amended facility, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendment is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

In addition to the amendment referred to above, between April 15, 2020 and April 23, 2020, we also amended the export-credit backed loan facilities incurred to finance Celebrity Eclipse, Celebrity Equinox, Celebrity Solstice and Celebrity Silhouette in order to incorporate the benefits of the Debt Holiday. Across the Quantum facility described above and these four facilities, the Debt Holiday amendments will generate approximately $250 million of incremental liquidity through April 2021. This is in addition to the $200 million of incremental liquidity previously disclosed realized in connection with the implementation of the Debt Holiday across certain other Hermes-backed facilities.

As previously disclosed, we continue to seek to incorporate the Debt Holiday initiative across the remainder of our Hermes-backed facilities.

Certain statements in this document relating to, among other things, our future performance constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the impact of the global incidence and spread of COVID-19, which has had and will continue to have a material negative impact on our operating results and liquidity, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places, the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others;  the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our recent quarterly reports on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this document, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1 Sixth Amendment Agreement to a Credit Agreement dated as of June 8, 2011 (as amended and restated from time to time) “Quantum of the Seas” – ex Hull No. S-697, dated April 21, 2020 between the Company, the lenders party thereto, KfW IPEX-Bank GmbH, as Hermes agent, facility agent, initial mandated lead arrangers and the mandated lead arrangers.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	April 24, 2020	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary